UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Five9, Inc.
(Name of Registrant as Specified In Its Charter)
n/a
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FIVE9, INC.
3001 Bishop Drive, Suite 350
San Ramon, CA 94583

Dear Stockholder:
I am pleased to invite you to attend Five9, Inc.’s 2021 Annual Meeting of Stockholders, to be held on May 12, 2021 (the “Annual Meeting”). The meeting will begin promptly at 8:30 a.m. Pacific Daylight Time virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2021. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.proxyvote.com. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/FIVN2021. Only stockholders who held stock at the close of business on the record date, March 15, 2021, may vote at the Annual Meeting, including any adjournment or postponement thereof.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report to Stockholders.
We are acting under a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We believe that this delivery process will reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.
Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet according to the instructions on your proxy card or in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@five9.com and complete, date, sign, and return your proxy card in the envelope provided, in each such case, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting.
On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,

Rowan Trollope
Chief Executive Officer, Director

San Ramon, California
March 29, 2021
YOUR VOTE IS EXTREMELY IMPORTANT
Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@five9.com and date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

FIVE9, INC.
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 12, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Five9, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 12, 2021 at 8:30 a.m. Pacific Daylight Time virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2021 for the following purposes:
1.To elect the three (3) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2024 annual meeting of stockholders of the Company or until their successors have been duly elected and qualified.
2.To hold a non-binding advisory vote on named executive officer compensation.
3.To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
4.To transact any other business properly brought before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement.
The record date for the 2021 Annual Meeting is March 15, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The Company’s list of stockholders as of March 15, 2021 will be available for inspection for 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, email our Investor Relations department at ir@five9.com. In addition, the list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.

By Order of the Board of Directors

Kimberly Lytikainen
General Counsel, Chief Compliance Officer & Secretary

San Ramon, California
March 29, 2021
Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet as instructed in these materials, or request a proxy card from the Company by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided, in each case as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) will be provided to you if you email a request for a proxy card to the Company at ir@five9.com. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2021.
The Proxy Statement and Annual Report to Stockholders are available at http://investors.five9.com and www.proxyvote.com.

FIVE9, INC.
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2021
On May 12, 2021 at 8:30 a.m., Pacific Daylight Time
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Five9, Inc. (sometimes referred to as “we,” the “Company” or “Five9”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet or request a proxy card from us by email at ir@five9.com, and complete, sign and return the proxy card in the envelope provided.
The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about March 29, 2021. Additionally, the Company intends to post its Annual Report to Stockholders, this Proxy Statement and accompanying proxy card on the Internet at http://investors.five9.com on or about March 29, 2021. We will mail printed copies of the proxy materials to stockholders who request them.
The Company’s principal executive office is located at 3001 Bishop Drive, Suite 350, San Ramon, CA 94583 and its telephone number is (925) 201-2000.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?
We are acting under a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.

How do I participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will only be conducted via live webcast.
To participate in the virtual meeting, please follow the instructions posted at www.proxyvote.com. You may begin to log into the meeting platform beginning at 8:15 a.m. Pacific Daylight Time on May 12, 2021. The meeting will begin promptly at 8:30 a.m. Pacific Daylight Time on May 12, 2021.
If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, then beginning on March 29, 2021 and until 11:59 p.m. on May 11, 2021, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FIVN2021, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. The Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Five9 and the matters properly before the Annual Meeting and, therefore, questions on such matters will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at http://investors.five9.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.
If you encounter any technical difficulties with the virtual meeting platform on the date of the meeting, please call the technical support number that will be posted on the platform. Technical support will be available starting at 8:15 a.m. Pacific Daylight Time on May 12, 2021 and will remain available until five minutes after the Annual Meeting has finished.

Who can vote at the Annual Meeting?
You will be entitled to vote at the Annual Meeting if you owned the Company’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on March 15, 2021 (the “Record Date”). On the Record Date, there were 67,016,235 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote at the Annual Meeting for each share of Common Stock held by them as of March 15, 2021.
Stockholder of Record: Shares Registered in Your Name
If on March 15, 2021 your shares were registered directly in your name with Five9’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by telephone or the Internet as instructed on your proxy card or the Notice or to request a proxy card from us by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 15, 2021 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your bank or broker. Many organizations enable beneficial owners to give voting instructions by telephone or the Internet as well as in writing. You are also welcome to attend the virtual Annual Meeting and to vote online. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other organization.

What am I voting on?
There are three matters scheduled for a vote:
•Proposal No. 1. Election of the three (3) members of the Board of Directors identified in Proposal No. 1 to serve as Class I directors until the Company’s 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
•Proposal No. 2. Advisory Vote on Named Executive Officer Compensation. The Board of Directors is holding a non-binding, advisory vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. This vote is non-binding and advisory in nature, but the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.
•Proposal No. 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board of Directors, you may withhold your vote from all the nominees or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons other than the three named nominees. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.
•To vote using the proxy card, request a proxy card from us by email at ir@five9.com, and complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote on the Internet, please follow the instructions provided on your proxy card or the Notice.
•To vote by telephone, please follow the instructions provided on your proxy card or the Notice.
•To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/FIVN2021.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
See “Who can vote at the Annual Meeting? — Beneficial Owner: Shares Registered in the Name of a Broker or Bank” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on March 15, 2021.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:
•“For all” with respect to the election of the three nominees for director,
•“For” the approval of, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, and
•“For” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
Five9 will pay for the entire cost of soliciting proxies. In addition to Five9 mailing these proxy materials, the Notice and the annual report (as applicable), Five9’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Five9 has engaged Alliance Advisors to serve as its proxy solicitor for the Annual Meeting at a base fee of $9,500 plus reimbursement of reasonable expenses. Alliance Advisors will perform solicitation services to secure votes from our stockholders, including institutional investors and retail owners. Five9 may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are a stockholder of record, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may vote again on a later date over the Internet or by telephone as set forth on the Notice.
•You may send a written notice that you are revoking your proxy to the Secretary of the Company at Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583.
•You may attend the virtual Annual Meeting and vote online by following the instructions posted at www.virtualshareholdermeeting.com/FIVN2021. Simply logging into the Annual Meeting will not, by itself, revoke your proxy or prior vote.
If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:
• You may submit new voting instructions to your broker, trustee or nominee.
• If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the virtual Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/FIVN2021.

How are votes counted?
Votes will be counted by the inspector of elections appointed for the meeting as follows:
Proposal No. 1. The inspector of elections will count “For” votes. Withhold, abstentions and broker non-votes will not affect the outcome of Proposal No. 1.
Proposal No.2. The inspector of elections will count “For” and “Against” votes. Abstentions and broker non-votes will not affect the outcome of Proposal No. 2 as they are not considered to be votes cast affirmatively or negatively on such matter.
Proposal No. 3. The inspector of elections will count “For” and “Against” votes. Abstentions will not affect the outcome of Proposal No. 3 as they are not considered to be votes cast affirmatively or negatively on such matter. Brokers have discretionary voting authority to vote on Proposal No. 3 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal 3.
See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?
If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors or executive compensation matters, without instructions from the beneficial owner and instructions are not given.
While broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this proxy statement.

How many votes are needed to approve each proposal?
Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast “For” a director nominee at the Annual Meeting. The nominees for director receiving the highest number of affirmative “For” votes will be elected. Stockholders may not cumulate votes in the election of directors.
Proposal No. 2. Approval of, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present in person, or represented by proxy, and voting affirmatively or negatively on such matter.
Proposal No. 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present in person, or represented by proxy, and voting affirmatively or negatively on such matter.
See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this proxy statement.

What are the Board’s voting recommendations?
• Proposal No. 1. “For all” with respect to the nominees to the Board of Directors.
•Proposal No. 2. “For” the approval of, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.
•Proposal No. 3. “For” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, in person, by means of remote communication or by proxy. On the Record Date, there were 67,016,235 shares of Common Stock outstanding and entitled to vote. Thus, 33,508,118 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2022 annual meeting of stockholders?
To be included in our proxy statement for the 2022 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than November 29, 2021.

How can stockholders submit proposals to be raised at the 2022 annual meeting of stockholders that will not be included in our proxy statement for the 2022 annual meeting of stockholders?
To be raised at the 2022 annual meeting of stockholders, stockholder proposals must comply with our amended and restated bylaws (the “Bylaws”). Under our Bylaws, a stockholder must give advance written notice to our Secretary of any business, including nominations of directors for our Board, which the stockholder wishes to raise at the 2022 annual meeting of stockholders. Except as provided below, a stockholder’s notice must be delivered to our Secretary at our principal executive offices no earlier than January 12, 2022 and no later than February 11, 2022, in order to be raised at our 2022 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Nominating and Governance Committee.”

What if the date of the 2022 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2022 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the 2022 annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after the anniversary of the Annual Meeting, for stockholder proposals that will not be included in our proxy statement for such meeting, notice of such proposal must be delivered no earlier than the close of business on the one hundred twentieth (120) day prior to the 2022 annual meeting, nor later than the close of business on the later of (A) the ninetieth (90) day prior to the 2022 annual meeting or (B) the tenth (10) day following the day on which public announcement of the date of the 2022 annual meeting is first made by the Company.

Does a stockholder proposal require specific information?
To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information required by our Bylaws regarding both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information required by our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL No. 1
ELECTION OF DIRECTORS

The Company’s amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified Board of Directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Five9 currently has authorized nine directors. Class I directors are standing for election at the Annual Meeting. Class I currently consists of three directors who will be elected at the Annual Meeting to serve until the 2024 annual meeting of stockholders of Five9 or until their successors are duly elected and qualified. The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of March 29, 2021, the date of this Proxy Statement, their positions and offices held with Five9 and certain biographical information are set forth below.
The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The three Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Five9. Proxies cannot be voted for more than three individuals. For further information about how votes will be counted, please refer to “How many votes are needed to approve each proposal.” in the Questions and Answers about this Proxy Material and Voting section above.
The following table sets forth, for the Class I nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and positions held with Five9 as of March 29, 2021, the date of this Proxy Statement.

Name	Age	Positions Held with the Company
Class I Director Nominee:
Michael Burdiek	61	Director
David DeWalt	56	Director
Susan Barsamian	61	Director
Other Current Directors:
Class II Directors whose terms expire at the 2022 annual meeting of stockholders
Jack Acosta	73	Director
Rowan Trollope	48	Director, Chief Executive Officer
David Welsh	53	Director, Lead Independent Director
Class III Directors whose terms expire at the 2023 annual meeting of stockholders
Kimberly Alexy	50	Director
Michael Burkland	58	Director, Chairman of the Board of Directors
Robert Zollars	63	Director

Information Regarding the Nominees
Michael Burdiek, age 61, has served as a member of our Board of Directors since September 2015. Since 2020, Mr. Burdiek has served as the Chief Executive Officer and also as a member of the board of directors of Motion Acquisition Corp., a special purpose acquisition company. Prior to Motion, Mr. Burdiek served as President and Chief Executive Officer and as a member of the board of directors of CalAmp Corp., a global provider of telematics software and technologies. Mr. Burdiek is also a former governing board member of Together for Safer Roads, a coalition of global private sector companies collaborating to improve road safety. Prior to CalAmp, Mr. Burdiek was President and Chief Executive Officer of Telenetics Corporation, a provider of networking and communications products. Mr. Burdiek holds an M.B.A. and an M.S. degree in electrical engineering from California State University, Fullerton, and a B.S. degree in electrical engineering from Kansas State University.

Mr. Burdiek was selected to serve on our Board of Directors because of his strategic and operational experience, current and past experience as a Chief Executive Officer of publicly traded technology companies, along with a deep understanding of technology and go-to-market strategies.
David DeWalt, age 56, has served as a member of our Board of Directors since April 2012. Since November 2017, Mr. DeWalt has served as the Managing Director of AllegisCyber, an early stage venture capital investment firm that focuses on cybersecurity. Since June 2015, Mr. DeWalt has served as Vice Chairman of the board of directors of ForeScout Technologies, Inc., a leading cybersecurity provider of continuous monitoring and mitigation solutions. Since November 2011, Mr. DeWalt has served on the board of directors of Delta Air Lines, Inc., an airline company. Since 2006, Mr. DeWalt has served as Managing Director of NightDragon Security, a cybersecurity company he founded. From November 2012 until February 2017, Mr. DeWalt was a director of FireEye, Inc., a global network security company. From November 2012 until June 2016, Mr. DeWalt served as Chairman of the board of directors and Chief Executive Officer of FireEye and from June 2016 until February 2017, Mr. DeWalt served as the Executive Chairman of FireEye. Mr. DeWalt holds a B.S. degree in Computer Science from the University of Delaware.
Mr. DeWalt was selected to serve on our Board of Directors because of his experience as Chief Executive Officer of publicly-held technology companies, expertise in software technology and service on the boards of directors of numerous other companies.
Susan Barsamian, age 61, has served as a member of our Board of Directors since January 2021. Ms. Barsamian served as Chief Sales and Marketing Officer for Hewlett Packard Enterprise (“HPE”) Software from November 2016 to September 2017 and transitioned this business through its merger with Micro Focus in September 2017. From August 2015 to November 2016, she served as General Manager of Enterprise Security Products at HPE. From 2006 to 2015, she served in various roles at Hewlett Packard. Earlier in her career, she held leadership positions at Mercury Interactive and Verity, Inc. From 2012 to 2017, Ms. Barsamian served on the Board of the National Action Council for Minorities in Engineering (NACME), and she served as Chairman of the Board of NACME from 2016 to 2017. Since August 2020 she has served on the Board of Directors for Kansas State University Foundation. Ms. Barsamian currently serves on the Board of Directors of NortonLifeLock Corporation, a consumer cyber safety company, and Box, Inc., a cloud content management company. Ms. Barsamian holds a B.S. with honors in electrical engineering from Kansas State University. She completed post-graduate studies at the Swiss Federal Institute of Technology in Zurich, Switzerland.
Ms. Barsamian was selected to serve on our Board of Directors because of her extensive leadership experience in the technology industry and service on the boards of directors of numerous other companies.

The Board of Directors Recommends A Vote “FOR” Each Named Nominee.

Information Regarding Other Directors Continuing in Office
Class II Directors — Term ending at the 2022 annual meeting of stockholders
Jack Acosta, age 73, has served as a member of our Board of Directors since April 2011. Since May 2001, Mr. Acosta has served on the board of directors of Integral Development Corporation, a financial services software company. Since October, 2013, Mr. Acosta has served on the board of directors of Rimini Street, Inc., an enterprise software support services company. From February 1999 to September 2001, Mr. Acosta served as Chief Financial Officer and Vice President, Finance of Portal Software, a software company acquired by Oracle Corporation in 2006. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer of Sybase, Inc., a database company acquired by SAP. Mr. Acosta holds a B.S. degree in Industrial Relations from California State University East Bay, an M.S. degree in Management Sciences from California State University East Bay and an Honorary Doctor of Humane Letters degree from California State University East Bay.
Mr. Acosta shall continue to serve on our Board of Directors because of his accounting, financial, operating and management experience, service on the boards of directors of numerous other companies, financial expertise through his service as chief financial officer of public software companies, and experience in overseeing auditors and financial audits.
Rowan Trollope, age 48, has served as our Chief Executive Officer since May 2018 and is a 28-year veteran of the enterprise software industry. Prior to being appointed as our Chief Executive Officer and as a director of our company, Mr. Trollope served as Senior Vice President and General Manager, Applications Group at Cisco Systems, Inc. (“Cisco”), an information technology company, since October 2015. From November 2012 to October 2015, Mr. Trollope served as Senior Vice President and General Manager, Collaboration Technology Group of Cisco. From

September 2020, Mr. Trollope has served on the board of directors of Smartsheet, a technology company. From May 2017, Mr. Trollope served as a director of VeriFone Systems, Inc. until its acquisition in August 2018.
Mr. Trollope shall continue to serve on our Board of Directors because of the perspective he brings to our Board as Chief Executive Officer and his extensive experience in the technology industry.
David Welsh, age 53, has served as a member of our Board of Directors since January 2011 and has served as our Lead Independent Director since February 2014. Mr. Welsh also served as a member of our Board of Directors from May 2005 to March 2007. Mr. Welsh is a Partner and is Head of TMT Growth Equity within KKR’s Private Equity platform, where he serves on the TMT growth equity investment committee. Prior to joining KKR in October 2016, Mr. Welsh was a Partner with Adams Street Partners, a venture capital firm, from April 2008 to September 2016. From March 2007 to April 2008, Mr. Welsh served as Executive Vice President of Corporate Strategy and Business Development of McAfee, Inc. From June 2000 to March 2007, Mr. Welsh served as a General Partner of Partech International, LLC, a venture capital firm. Mr. Welsh holds a J.D. degree from the University of California, Berkeley, School of Law and a B.A. degree in International Relations from the University of California, Los Angeles.
Mr. Welsh shall continue to serve on our Board of Directors because of his experience as a venture capitalist, his corporate strategy and business development expertise and service on the boards of directors of numerous other companies.
Class III Directors — Term ending at the 2023 annual meeting of stockholders
Kimberly Alexy, age 50, has served as a member of our Board of Directors since October 2013. Since June 2005, Ms. Alexy has served as the Principal of Alexy Capital Management, a private investment management firm that she founded. Since November 2018, Ms. Alexy has served on the board of directors of Western Digital, a leading provider of data storage devices and solutions. Since February 2017, Ms. Alexy has served on the board of directors of Alteryx, an enterprise software provider. From September 2016, Ms. Alexy served on the board of directors of Microsemi Corporation, a semiconductor company, until its acquisition in May 2018. Since January 2015, Ms. Alexy has served on the board of directors of FireEye, Inc., a global network security company. From September 2015 through April 2017, Ms. Alexy served on the board of directors of Vizio, a designer and manufacturer of televisions, sound bars, and speakers. From May 2008 to July 2019, Ms. Alexy served on the board of directors of CalAmp Corp., a global provider of wireless communications solutions. From August 2012 through June 2014, Ms. Alexy served as an Adjunct Lecturer at San Diego State University in the Graduate School of Business. From 1998 to January 2003, Ms. Alexy served as Senior Vice President and Managing Director of Equity Research for Prudential Securities, where she served as a principal technology hardware analyst for the firm. From July 1995 to 1998, Ms. Alexy served as Vice President of Equity Research at Lehman Brothers, a financial services firm, where she covered the computer hardware sector. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a B.A. degree from Emory University and an M.B.A. degree with a concentration in Finance and Accounting from the College of William and Mary.
Ms. Alexy shall continue to serve on our Board of Directors because of her extensive experience in the financial services industry as an investment professional, which brings an institutional investor prospective to our Board, her significant financial and accounting expertise and service on other public company boards.
Michael Burkland, age 58, has served as the Chairman or Executive Chairman of the Board of Directors since February 2014. He has been a member of our Board of Directors since January 2008. Mr. Burkland served as our Chief Executive Officer from January 2008 to December 2017 and as our President from January 2012 to December 2017. Since June 2016, Mr. Burkland has served on the board of directors of Vocera Communications, Inc., a communications technology company. Since April 2019, Mr. Burkland has served on the board of directors of OneStream Software, a corporate performance management company. From 2002 to 2007, Mr. Burkland worked with the Interim CEO Network, serving as an interim CEO for venture-backed technology companies, as well as heading up the firm’s strategic advisory practice. From 2000 to 2001, Mr. Burkland served as Chief Executive Officer of Omniva Policy Systems Inc., a pioneer in enterprise policy management and e-mail security, where he built and implemented the company’s initial go-to-market strategy for the enterprise market. From 1994 to 1998, Mr. Burkland served as Chief Executive Officer of Eventus Software, Inc., a leading developer of web content management software, which was acquired by Segue Software, Inc. in 1998. Earlier in his career, he held various positions at Oracle Corporation, Patrol Software and BMC Software, Inc. Mr. Burkland holds M.B.A. and B.A. degrees from the University of California, Berkeley. Mr. Burkland is the brother of Daniel Burkland, the President of the Company.
Mr. Burkland shall continue to serve on our Board of Directors because of his perspective and experience as our former Chief Executive Officer, and Chairman and board member and his extensive experience as a chief executive officer of companies in the technology industry.

Robert Zollars, age 63, has served as a member of our Board of Directors since December 2013. Since November 2020, Mr. Zollars has served on the board of directors of Genapsys Inc., a DNA sequencing development company. Since April 2020, Mr. Zollars has served on the board of directors of Solos Health Analytics, a technology provider to the healthcare industry. Since March 2017, Mr. Zollars has served on the board of directors of Change Healthcare, a technology provider to the healthcare industry. Since November 2015, he has served on the board of Kate Farms, a plant based healthcare nutrition company. Since November 2014, Mr. Zollars has served in various roles at Frazier Healthcare Partners, a private growth equity firm, including currently as a senior advisor and previously as an operating partner. He serves as executive chairman of Parata, a Frazier portfolio company. Mr. Zollars served as executive chairman of Appian Rx from November 2017 to November 2020. Mr. Zollars served as Chairman and CEO of Vocera from 2007 to 2013, then executive chairman until May 2014 and as Vocera’s chairman until June 2015. From February 2005 to February 2016, Mr. Zollars served on the board of directors of Diamond Foods, Inc., a packaged foods company that was acquired by Snyder’s-Lance, Inc. in February 2016, and as chairman of its board of directors from February 2012 to February 2016. From May 2004 to November 2017, Mr. Zollars served as a member of the board of directors of VWR International, LLC, a global supplier to laboratory and production facilities. Mr. Zollars holds a B.S. degree in Marketing from Arizona State University, where he is currently Chair, Trustee of ASU, and an M.B.A. degree in Finance from John F. Kennedy University. Mr. Zollars is a board leadership fellow with the National Association of Corporate Directors.
Mr. Zollars shall continue to serve on our Board of Directors because of his experience as a Chief Executive Officer and service on the boards of directors of numerous other companies.

CORPORATE GOVERNANCE
Director Independence
Our Board of Directors reviews at least annually the independence of each director. During these reviews, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.
The Board of Directors has determined that each of Jack Acosta, Kimberly Alexy, Michael Burdiek, David DeWalt, David Welsh, Robert Zollars and Susan Barsamian are “independent” under the applicable listing standards of NASDAQ.
As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure
Our Board does not have a policy requiring that the positions of Chairman and Chief Executive Officer be separate or be occupied by the same individual. Mr. Burkland has been serving as the Chairman or Executive Chairman of the Board of Directors since February 2014. Mr. Trollope was appointed as the Chief Executive Officer and a Class II director of the Company in May 2018. Currently, the roles are separate, with Mr. Burkland serving as our Chairman of the Board of Directors and Mr. Trollope as our Chief Executive Officer. Our Board believes that this leadership structure is appropriate for us at this time because it allows Mr. Burkland to set our strategic direction, while allowing Mr. Trollope to focus on our day-to-day operations. This leadership structure also allows Mr. Burkland, who has over 12 years of experience with our company to set the Board’s agenda, in coordination with our Lead Independent Director, and lead the Board in its oversight of management. Our Board may periodically review its leadership structure and may combine the positions of Chairman and Chief Executive Officer in the future if it believes that would be in the best interests of the Company and its stockholders.
Our corporate governance guidelines provide that one of our independent directors shall serve as our Lead Independent Director at any time when our Chief Executive Officer serves as the Chairman of our Board of Directors or if the Chairman is not otherwise independent. Our Lead Independent Director presides over regular meetings of our independent directors, serves as a liaison between our Chairman and our independent directors and between our Chief Executive Officer and our independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate. Mr. Welsh has served as our Lead Independent Director since February 2014.
Risk Oversight Management
Risk is inherent with every business and we face a number of risks, including strategic, financial, cybersecurity, operational, legal/compliance, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management, including cybersecurity. Our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management, independent auditors and our internal auditors. The Compensation Committee reviews processes related to, and steps taken to mitigate material risks related to, our compensation programs. The Nominating and Governance Committee is responsible for overseeing risks related to corporate governance. The oversight roles of the Board and the committees are supported by management reporting processes that are designed to provide the Board, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee visibility into the identification, assessment and management of critical risks.

Information Regarding the Board of Directors and Its Committees
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The following table provides membership information for each of these committees as of March 29, 2021:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael Burkland
Rowan Trollope
Jack Acosta	chair
Kimberly Alexy	member	member
Michael Burdiek	member	member
David DeWalt			member
David Welsh			chair
Robert Zollars		chair	member
Susan Barsamian	member	member
The composition and responsibilities of each standing committee are described below. Members will serve on these standing committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee operates under a formal charter, which is available free of charge on our website at http://investors.five9.com in the “Governance” section. Our Audit Committee oversees our accounting and financial reporting processes and the audit of our financial statements and assists our Board of Directors in monitoring our financial systems and legal and regulatory compliance. Our Audit Committee is responsible for, among other things:
• appointing, approving the compensation of, terminating (if necessary) and assessing the qualifications and independence of our independent registered public accounting firm;
• pre-approving audit, review and attest services and fees and permissible non-audit services and fees from our independent registered public accounting firm;
• reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;
• coordinating the oversight and reviewing the adequacy of our disclosure controls and procedures and internal control over financial reporting and reporting systems and procedures designed to identify instances of fraud and to ensure the integrity, accuracy, completeness and timeliness of our financial statements and related public filings and disclosures with both management and the independent registered public accounting firm;
• reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures and the form of audit opinion to be issued by the independent registered public accounting firm on the financial statements;
•approving the appointment of the head of our internal audit function (or third party providing same) and overseeing and assessing the performance of the internal audit function;
• periodically reviewing legal compliance matters, significant accounting and other financial risks or exposures to our company and reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K); and
• reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Audit Committee is comprised of Mr. Acosta, Ms. Alexy, Ms. Barsamian and Mr. Burdiek. Mr. Acosta is the chairperson of the committee. Our Board of Directors has designated Mr. Acosta as an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met four times during the year ended December 31, 2020.
Our Board of Directors has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our audit committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, accept consulting, advisory or other fees from us or be an affiliated person. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.
Compensation Committee
Our Compensation Committee operates under a formal charter, which is available free of charge on our website at http://investors.five9.com in the “Governance” section. Our Compensation Committee is responsible for developing and maintaining our compensation strategies and
• reviewing and approving our executive compensation policies and programs and recommending to the Board our director compensation policies and programs;
• reviewing and approving base salary, cash incentive compensation, equity incentive compensation and other compensation for our executive officers;
• administering our cash- and equity-based incentive plans for our executive officers;
• overseeing the management continuity and succession planning process (except as otherwise within the scope of our nominating and governance committee) with respect to our executive officers;
• preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies;
• overseeing broad-based ERISA-governed benefit plans and programs (including any Section 401(k) plan); and
• managing such other matters that are delegated to our Compensation Committee by applicable law or by the Board of Directors from time to time.
Our Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and authority to retain legal counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Compensation Committee is comprised of Ms. Alexy, Ms. Barsamian, Mr. Burdiek and Mr. Zollars, who is the chairperson of the committee. Each of the Compensation Committee members meet the independence requirements set forth in the rules of NASDAQ and the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The Compensation Committee met five times during the year ended December 31, 2020.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation program for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in recommending compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to, nor participate in or attend portions of meetings in which decisions are made with respect to, his own compensation. Our Chief Executive Officer and Senior Vice President of Human Resources develop and provide recommendations to our Compensation Committee for performance metrics and target award opportunities regarding short-term and long-term compensation for all executive officers (other than themselves) based on our annual operating plan, as well as provide information at quarter end regarding individual and company performance. Mr. Trollope did not make recommendations regarding his own compensation. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer (including the Chief Executive Officer), as well as each individual compensation component.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Our
Compensation Committee retained Compensia, Inc. (“Compensia”) a national compensation consultant, beginning in 2013, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Compensia serves at the discretion of our Compensation Committee. Our Compensation Committee engaged Compensia to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is consistent with our compensation philosophy and objectives.
Following a review of the independence of Compensia, the Compensation Committee concluded that no conflict of interest exists with respect to the work of Compensia.
Compensation Committee Interlocks and Insider Participation
Ms. Alexy and Messrs. Burdiek and Zollars served as members of our Compensation Committee during 2020. None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in 2020 has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee operates under a formal charter, which is available free of charge on the Company’s website at http://investors.five9.com in the “Governance” section. Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election or appointment to our Board of Directors and its committees. The Nominating and Governance Committee is responsible for, among other things:
• assessing, developing and communicating with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of the Board of Directors, including diversity requirements under California law and the Nasdaq listing rules, corporate governance policies, applicable listing standards, laws, rules and regulations, our nominating policy and other factors considered appropriate by our Board of Directors;
• identifying, screening, interviewing and recommending to our Board of Directors the director nominees for annual and special meetings of our stockholders, or to fill a vacancy on the Board of Directors, in each case in accordance with the nominating policy;
• having sole authority to retain and terminate any search firm used to identify director candidates and approve the search firm’s fees and other retention terms;
• if and when requested by our Board of Directors, assessing and recommending to the Board of Directors the composition of each of its committees;
• reviewing, as necessary, any executive officer’s, and in certain circumstances, any director’s request to accept a directorship position with another company;
• developing, assessing and making recommendations to our Board of Directors concerning corporate governance matters, including appropriate revisions to our Charter, Bylaws, corporate governance policies, committee charters and nominating policy, and assist with governance matters and preparation of any disclosures, policies or reports with respect to governance issues relating to our environmental, social and governance initiatives;
• overseeing an annual evaluation of our Board of Directors, its committees, the independence of each director, and each director and management;
• developing with management and monitoring the process of orienting new directors and continuing education for all directors; and
• regularly reporting its activities and any recommendations to our Board of Directors.
The Nominating and Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors at our expense for any matters related to the fulfillment of its responsibilities and duties.

Our Nominating and Governance Committee is comprised of Mr. DeWalt, Mr. Zollars and Mr. Welsh, who is the chairperson of the committee. Each of the Nominating and Governance Committee members meet the independence requirements set forth in the rules of NASDAQ. Our Nominating and Governance Committee met four times during the year ended December 31, 2020.
Identifying, Evaluating and Recommending Nominees
The Nominating and Governance Committee initiates the process of identifying and recommending Board nominees by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified below and/or who have specific qualities, skills or experience being sought (based on input from the full Board of Directors). The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees, consider stockholder suggestions for potential nominees or re-nominate existing directors based on their continuing qualifications. The Nominating and Governance Committee limits the number of officers or employees of the Company serving at any time on the Board to maintain a majority of independent directors.
After reviewing appropriate biographical information and qualifications, first-time candidates are to be interviewed by at least one member of the Nominating and Governance Committee and by the Chairman of the Board. Upon completion of the above procedures, the Nominating and Governance Committee determines the list of potential candidates to be recommended to the full Board of Directors for nomination at the annual meeting or special meeting or to fill any vacancy. The Board of Directors selects the slate of nominees (or in the case of a vacancy, selects such nominee) only from candidates identified, screened and approved by the Nominating and Governance Committee.
Qualifications for Director Nominees
The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective board candidates:
•Reputation for integrity, strong moral character and adherence to high ethical standards.
•Holds or has held a generally recognized position of leadership in his or her community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.
•Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.
•Ability to read and understand basic financial statements and other financial information pertaining to the Company.
•Commitment to understand the Company and its business, industry and strategic objectives.
•Commitment and ability to regularly attend and participate in meetings of the Board of Directors, committees of the Board of Directors and stockholders.
•Number of other company boards of directors on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.
•Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.
•Good health, and ability to serve.
•For prospective non-employee directors, independence under applicable SEC and stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.
•Willingness to accept the nomination to serve as a director of the Company.
Other Factors for Potential Director Nominee Consideration
The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:
•Whether the prospective nominee will foster a diversity of backgrounds, skills, perspectives and experiences, including diversity requirements under California law and the Nasdaq listing rules.

•For potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” or equivalent requirement under applicable SEC and stock exchange rules.
•For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to the Company, number of other company boards on which the director serves, and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on the Board of Directors.
•The composition of the Board of Directors and whether the prospective nominee will add to or complement the Board of Director’s existing strengths.
Stockholder Suggestions for Potential Nominees
Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors and its committees. The Nominating and Governance Committee will consider suggestions of nominees from stockholders. There have not been material changes to the procedures by which our stockholders may recommend nominees to the Board of Directors as disclosed in our proxy statement for the 2020 annual meeting of stockholders filed with the SEC on April 3, 2020.
Meetings of the Board of Directors
The Board of Directors met eight times during the year ended December 31, 2020. During the year ended December 31, 2020, each director then in office, attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member.
Diversity of Executive Leadership Team and Board
Building an organization that is diverse, welcoming, and inclusive is a priority for Five9. Our Board, executive leadership team, and employees are invested in making Five9 a diverse, engaged and inclusive company where everyone can bring their best selves to work with a sense of belonging. We are proud to have three women on our executive leadership team, with 33% of our executive leadership team identifying with an underrepresented group. Of our nine-member Board, two members are women and one of those women identifying with an underrepresented group. While we have made progress towards increasing the diversity of our executive team and Board, we are not done. We are continuing to recruit new members from diverse and under-represented communities and intend to never stop looking for opportunities to grow the representation of diverse team members within our Company, management and our Board as we grow as a company. We are proud to be striving towards having both an executive leadership team and a Board that represents our customers and employees by bringing diverse ideas and backgrounds to the table. Diversity is one of the key factors that we consider in identifying director nominees, and we believe it is important to have directors representing diversity in many areas, including race, ethnicity, gender, age, abilities, sexual identity, background, and professional experience.
Code of Business Conduct
The Board of Directors has adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The full text of our code of business conduct is, and any amendment to or waiver from a provision of our code of business conduct will be, posted on our website at http://investors.five9.com under the “Governance” section.
Stockholder Communications with the Board of Directors
Stockholders may communicate with our Board of Directors, either generally or with a particular director, by email at stockholdercommunication@five9.com or by writing to the following address:
The Board of Directors
c/o Secretary
Five9, Inc.
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
Each such communication should set forth (i) the nature of the stockholder’s interest in Five9 (including share ownership) and (ii) contact information for the individual submitting the communication (including name, address, telephone and email address, as applicable). Communications that are intended specifically for non-employee directors should be sent to the postal or email address above to the attention of the Chair of the Nominating and Governance Committee with a note that the communication is intended specifically for non-employee directors. The Secretary of Five9 will receive and review communications addressed to the Board of Directors, any committee of the Board of Directors or any director, except for those communications intended specifically for non-employee directors that are directed to the Chair of the Nominating and Governance Committee. The Secretary may communicate with the sender for necessary clarification.
The Secretary will not forward to the Board of Directors, any committee of the Board of Directors or any director communications that are not related to the duties and responsibilities of the Board of Directors, including, without limitation, spam, junk mail, advertisements, mass mailings, solicitations, job inquiries and opinion survey polls and only non-employee directors will be permitted to review any communications intended only for non-employee directors. Further, the Secretary will not communicate any offensive, inappropriate or otherwise irrelevant communications to the Board of Directors. The Secretary will maintain a log of any such communications not shared with the Board of Directors, which any director may review upon request, except that such log will not contain any spam, junk mail, advertisements, mass mailings, solicitations or similar information. The Secretary will share all proper communications with the Board, the appropriate committee of the Board of Directors or the appropriate director(s) on at least a quarterly basis.
Attendance at Annual Meeting of Stockholders by the Board of Directors
Pursuant to our Corporate Governance Guidelines, our directors are encouraged, but not required, to attend our annual meeting of stockholders. All of the directors attended our 2020 annual meeting of stockholders on May 18, 2020.

Director Compensation
Consistent with our non-employee director compensation policy, in 2020 each non-employee director, except for Ms. Barsamian who was appointed to our Board of Directors in January 2021, was eligible to earn an annual cash retainer, additional fees based on committee service, and an annual equity award under our 2014 Equity Incentive Plan (“2014 Plan”).
Cash Compensation; Chairman Agreement
The annual cash retainer amounts are payable in equal quarterly installments. Set forth below are the cash retainer amounts for our non-employee directors in 2020, except for Mr. Michael Burkland who does not receive cash compensation under our non-employee director compensation policy, but does receive cash compensation of $105,000 per year under his independent contractor agreement for his services as Chairman. Mr. Burkland is also eligible to receive continued company-provided healthcare benefits as a director and/or former employee (for himself, his spouse, and eligible dependents) during and following his service as a director (with a value of $8,859 for 2020 as shown in the table below).
•Annual Board of Directors Service Retainer:
◦All Non-Employee Directors: $30,000
•Annual Chair Service Fee (in addition to the Annual Board of Directors Service Retainer):
◦Chair of the Board of Directors: $15,000
◦Lead Independent Director: $15,000
◦Chair of the Audit Committee: $20,000
◦Chair of the Compensation Committee: $13,500
◦Chair of the Nominating and Governance Committee: $8,500
•Annual Committee Member (non-Chair) Service Fee (in addition to the Annual Board of Director Service Retainer):
◦Audit Committee: $8,500
◦Compensation Committee: $5,000
◦Nominating and Governance Committee: $4,000
Equity Compensation
•New Non-Employee Director RSU Grant: Under our non-employee director compensation policy, any individual who first became a non-employee director (other than as a result of an employee director transitioning to become a non-employee director), was entitled to an RSU award with an aggregate grant date fair value of $185,000, pro-rated for any partial year of service, vesting in full on the earliest to occur of (i) the first anniversary of the date of our last annual stockholders meeting immediately preceding the date of grant, (ii) immediately prior to the next succeeding annual stockholders meeting after the date of grant, and (iii) a change in control (as defined in our 2014 Plan), subject to the director’s continued service through such earliest date.
•Annual RSU Grant: Under our non-employee director compensation policy, on the date of each annual stockholder meeting, each non-employee director was granted an RSU award with an aggregate grant date fair value of $185,000 (based on the per share closing price of our common stock on the date of the annual stockholder meeting). The RSU award vests in full on the earliest to occur of (i) the first anniversary of the grant date, (ii) immediately prior to the next succeeding annual stockholders meeting after the date of grant, and (iii) a change in control (as defined in our 2014 Plan), subject to the director’s continued service through such earliest date.

The following table sets forth the total compensation earned by our non-employee directors during the year ended December 31, 2020.

2020 Director Compensation Table
Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	All Other Compensation (4) ($)	Total ($)
Jack Acosta	$50,000	$184,912	$—	$234,912
Kimberly Alexy	43,500	184,912	—	228,412
Michael Burdiek	43,500	184,912	—	228,412
David DeWalt	34,000	184,912	—	218,912
David Welsh	53,500	184,912	—	238,412
Robert Zollars	47,500	184,912	—	232,412
Michael Burkland(4)	—	184,912	113,859	298,771

(1)Amounts represent the fees earned by or paid in cash to our non-employee directors in 2020 based on the non-employee director compensation policy set forth above.
(2)The aggregate grant date fair values of equity awards in this column have been calculated in accordance with ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of assumptions made in determining the grant date fair value of equity awards. All unvested and outstanding stock awards granted to our non-employee directors will become fully vested upon a change in control (as defined in our 2014 Plan).
(3)As of December 31, 2020, the number of outstanding stock options and unvested RSUs held by our non-employee directors were as follows:

Name	Stock Options Outstanding (#)	RSUs That Have Not Vested (#)
Jack Acosta	—	1,784
Kimberly Alexy	30,967	1,784
Michael Burdiek	—	1,784
David DeWalt	227,400	1,784
David Welsh	—	1,784
Robert Zollars	87,500	1,784
Michael Burkland	396,406	7,269
(4)Effective December 2, 2017, Mr. Burkland resigned as our Chief Executive Officer and President and became our Executive Chairman. In 2020, under his Chairman independent contractor agreement, he received cash compensation of $105,000 and continued healthcare benefits of $8,859 in consideration of his advice and consultation on strategic initiatives, investor relations, talent development, organizational and other matters.
2021 Director Compensation
Upon her appointment to the Board of Directors in January 2021, Ms. Barsamian’s initial equity grants consisted of (i) an RSU award with an award value of $370,000 (which was two times (2X) the annual grant amount then in effect), vesting in three equal annual installments on the first, second and third anniversaries of the grant date, subject to her continuous service and (ii) a prorated RSU award with a value equal to $61,667, vesting on the first anniversary of the grant date subject to her continuous service. Vesting of these grants will accelerate upon (A) a change of control of the Company or (B) the termination of Ms. Barsamian’s continuous service due to her death or disability, in each case with the remaining unvested portion of the grants, if any, immediately vesting in full. Ms. Barsamian will not be eligible for the regular 2021 automatic annual grant of RSUs to non-employee directors scheduled to occur on the date of the 2021 Annual Meeting.
To better align director compensation with the compensation paid by other companies in our peer group and based on input from Compensia, in February 2021, the Board of Directors approved an increase in the dollar amount of the annual director RSU awards to non-employee directors to $200,000 for 2021 and an increase in the dollar amount of the new director RSU award to non-employee directors to $400,000 for 2021. New directors will also receive a pro-rated RSU award based on the $200,000 annual RSU grant for any partial year of service. No other changes were made to the non-employee director compensation policy for 2021.

Employees and Human Capital Resources
Our employees and the culture we have established are the key to our success. As of December 31, 2020, we had 1,549 full-time employees. 42% of our employees are in various cost of revenue functions, 20% in research and development, 27% in sales and marketing and 11% in general and administrative. Our employee turnover for the last three years has averaged 10.6%.
The key human capital measures and objectives that we focus on in managing our business are maintaining our company culture, increasing our diversity and inclusion, compensation philosophy and COVID-19 and employee safety.
Company Culture
We have built a culture of high performance based upon our Five9 values:
1.Always do the right thing for the customer.
2.Good enough isn’t good enough.
3.We value diversity.
4.We are relentless learners.
5.We bias toward action, “kick the bolt”.
6.We treat it like we own it.
7.A spirit of service guides us.
8.We believe in the servant leader.
9.We act with integrity and humility and as a team.
10.We keep it simple. Less is more.
The Five9 values are woven through the entire employee lifecycle and used in the interview process to ensure we hire candidates that have personal values that align with our values, they are instrumental in the employee performance self-reflection cycle by having employees share how they’ve lived our values, Five9 regularly celebrates employees that live our values through recognition and rewards. We introduce new employees to our values during new hire orientation and our values are visible in the offer package as well as company employee resources pages. Our CEO also weaves the values into quarterly company meetings and regular meet ups, such as “Thursdays in the Cloud” where one of the values may be highlighted through a story and employee example.
We regularly collect feedback to better understand and improve the employee experience and identify opportunities to continually strengthen our culture. 77% of employees participated in our most recent employee survey in 2020. Last year we achieved the highest level of employee engagement according to our vendor, Culture Amp, as noted in its Engagement and Inclusion benchmark (top quartile) based upon responses from 1,801 companies. Employees’ highest rated areas were the following: contribution to broader purpose (97%) and engagement (97%).
Diversity & Inclusion at Five9
We value diversity and hold ourselves accountable to create a culture where our employees represent humanity. We embrace authenticity and trust and lead with transparency, empowering our employees to have a voice that's heard. We are committed to learning, empowering, advocating, allying and supporting each other within the company and in our communities. Our recruiting programs support and encourage diversity. We recruit from various diversity organizations, including historically black colleges and universities, the Career Cast Diversity Network of Women, Black, Hispanic, Asian, LGBTQIA, the Career Cast Disability Network, and the Career Cast Veteran Network. In addition, we have several Employee Resource Groups, or ERGs, that are committed to diversity and creating and fostering a culture of inclusion. Our ERGs include Women In Tech, Blatinx, Five9 Faith and Pride @ Five9. We are currently working with Black Girls Code to offer an online educational session for underserved girls enlisted in their program and female employees are facilitating the class. We have also created a mentorship programs with a specific eye towards diversity. Executive sponsors of the program reach out to employees from underrepresented groups to promote the program and encourage employees to participate. Our human resources team pairs mentors with mentees to enable employees to receive opportunities for growth and development.
Women represent 28% of our worldwide employees and racial and ethnic minorities represent 21% of our U.S. employees as of December 31, 2020.
Compensation Philosophy
At Five9, we strive to attract and retain the best employees by providing a total rewards package that is at or above market rates to enable us to attract and retain employee talent needed to accomplish our goals and objectives.

Our competitive rewards packages include cash, bonus programs dependent upon the position, equity awards and benefits aligned to prevailing market practices, and in cases where business demands are unique, we may lead the competitive market.
Full-time employees and their family members enjoy comprehensive benefits programs and perks because we believe they often provide much needed resources and improve the daily life of our employees. In an effort to attract and retain the best talent we strive to offer benefit programs that will enable our employees to thrive both at work and at home. We cover 100% of the employee portion of our healthcare benefits and share a high portion of the dependent costs. Our competitive global benefits include a Parental Leave Policy, flexible schedules, financial and physical wellness programs and fertility benefits.
COVID-19 and Employee Safety
During the Covid-19 pandemic our primary focus has been the health and safety of our employees and their families. We enabled all of our global employees to transition to a work from home environment and we provided two Covid-19 relief bonuses to all employees Sr. Director and below to help offset the financial impact of the pandemic. We assisted employees with a work from home stipend that employees could use to make their home office more conducive to comfortably working from home. In addition, we offered a meal delivery service discount to employees during the summer months to assist employees with balancing the demands of working from home and managing the distance learning requirements of their children. We also offered benefits that enabled employees to prioritize their wellness by offering health and wellness resources such as yoga, meditation and counseling resources if needed.
Talent Development
Employee development is a key focus in the attraction, retention and management of our talent. Semi-annually, we facilitate employee self-reflection cycles where employees have development conversations with their manager. The purpose of these conversations is to foster the employee’s development plans and career goals. Managers and employees discuss growth and development opportunities in these sessions and conversations and development plans are tracked via the employee performance platform. We also host a quarterly development series for all employees to enhance their career development. The development series topics have included mentorship, communicating for shared success, the art of influence and a career workshop. This development series aims to provide educational opportunities for leadership and growth for our employees. We also have succession planning that focuses on identifying employees that are high potential and high performing and plans for developing them into future leadership roles by creating action plans and a path for the employee’s progression.

PROPOSAL No. 2
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. In accordance with the frequency approved by stockholders at our 2018 annual meeting of stockholder and consistent with the Board of Directors’ recommendation, we are submitting this proposal for a non-binding advisory vote on an annual basis. As described in detail in the “Compensation Discussion and Analysis” section in this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program our executive officers are rewarded for the achievement of specific short-term, long-term and strategic goals, as well as increased stockholder value. The Board of Directors believes our compensation program achieves the important goal of attracting and retaining talented professionals, while at the same time tying a substantial portion of the potential compensation for such executives to the achievement of Company goals. In addition, the Board of Directors believes that through the use of a blend of different elements of compensation, such as a performance bonus and equity awards, our executive compensation program balances incentives for both short-term and long-term Company performance. Overall, the Board of Directors believes our compensation program is fair to both the Company and our executives, appropriate for our industry and competitive with what our executives could otherwise receive elsewhere. Please read the “Compensation Discussion and Analysis” section in this Proxy Statement for additional details about our executive compensation program, including “Key Elements of Our 2020 Executive Compensation Program.”
The Board of Directors is asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our NEOs as described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related compensation tables and disclosure.”
The say-on-pay vote is advisory and, therefore, not binding on Five9, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Board of Directors will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors Recommends A Vote “FOR” the Approval of the Advisory Vote on Compensation of
Our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL No. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG LLP has audited our financial statements since their appointment in 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firm’s Fees
The following table summarizes the aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for professional services provided for fiscal years 2020 and 2019:

	2020	2019

	(In thousands)
Audit fees (1)	$2,270	$1,838
Audit-related fees (2)	115	5
Tax fees (3)	8	9
All other fees	—	—
Total fees	$2,393	$1,852

(1)Represents fees for professional services rendered for the audit of our annual financial statements, audit of the adoption of the new lease standard in 2019, review of our quarterly financial statements, and international statutory audits.
(2)Represents fees and expenses related to work performed in connection with registration statements, including issuance of comfort letter.
(3)Represents fees for tax compliance and consulting services performed.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by KPMG LLP, our independent registered public accounting firm, and related fees. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and related fees up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of KPMG LLP or on an individual case-by-case basis before KPMG LLP is engaged to provide a service. Additionally, the Audit Committee Chair is authorized to pre-approve audit and non-audit services and the fees therefor if (i) they are individually less than or equal to $50,000, (ii) the Audit Committee Chair reports such approvals to the Audit Committee at its next regular meeting thereafter and (iii) KPMG LLP confirms that such services will not impact KPMG LLP’s independence. All audit, audit-related and tax services were pre-approved by the Audit Committee or Audit Committee Chair (as set forth above). The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.
The Board of Directors Recommends A Vote “FOR” the Ratification of the Appointment of
KPMG LLP As Five9’s Independent Registered Public Accounting Firm for
Its Fiscal Year Ending December 31, 2021.

Audit Committee Report
The Audit Committee of the Board of Directors currently consists of the four non-employee directors named below. The Board of Directors annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Mr. Acosta is an audit committee financial expert as described in applicable rules and regulations of the SEC.
The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. GAAP.
The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“10-K”).
The Audit Committee has also reviewed and discussed with KPMG LLP the audited consolidated financial statements in the 10-K and the audit results. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. In addition, the Audit Committee received from and discussed with KPMG LLP the written disclosures and the letter, as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” and discussed KPMG LLP’s independence with them. Upon completing these activities, the Audit Committee concluded that KPMG LLP is independent from the Company and its management.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 10-K and filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:

Jack Acosta (Chair)
Kimberly Alexy
Susan Barsamian
Michael Burdiek

EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers who are not also directors of Five9 as of March 29, 2021, the date of this Proxy Statement.

Name	Age	Positions
Barry Zwarenstein	72	Chief Financial Officer
Daniel Burkland	56	President
Scott Welch	56	Executive Vice President, Cloud Operations
Barry Zwarenstein, age 72, has served as our Chief Financial Officer since January 2012 and was our Interim CEO from December 2017 to May 2018. From September 2020, Mr. Zwarenstein has served on the board of directors of ON24, a provider of webinar, virtual event and multimedia products and services. From July 2020, Mr. Zwarenstein has served on the board of directors of Aria Systems, a provider of subscription billing software specializing in e-commerce. From December 2019, Mr. Zwarenstein has served on the board of directors of JFrog Ltd., a provider of end-to-end solutions for universal artifact management for DevOps acceleration. From November 2007 to October 2015, Mr. Zwarenstein served on the board of directors of Dealertrack Technologies, Inc., a provider of subscription-based software for the automotive retail industry that was acquired by Cox Automotive, Inc. in October 2015. From September 2008 to November 2011, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer of SMART Modular Technologies, Inc., a designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers that was acquired by Silver Lake Partners in August 2011. From July 2004 through August 2008, Mr. Zwarenstein served as Chief Financial Officer of VeriFone Holdings, Inc., a provider of point-of-sale systems. From November 2001 to June 2004, Mr. Zwarenstein served as Chief Financial Officer of Iomega Corporation, a provider of storage and network security systems. From January 2001 to June 2001, Mr. Zwarenstein served as Vice President and Chief Financial Officer of Mellanox Technologies Ltd., a fabless semiconductor company. From October 1998 to December 2000, Mr. Zwarenstein served as Chief Financial Officer of Acuson Corporation, a medical ultrasound company that was acquired by Siemens AG in 2000. From July 1996 to September 1998, Mr. Zwarenstein served as Chief Financial Officer of Logitech International S.A., a provider of peripherals for computers and other digital platforms. Mr. Zwarenstein holds a Bachelor of Commerce degree from the University of KwaZulu-Natal, South Africa, and an M.B.A. degree from the Wharton School at the University of Pennsylvania. He is qualified as a Chartered Accountant (South Africa).
Daniel Burkland, age 56, has served as our President since December 2017. From October 2016 to December 2017, Mr. Burkland served as our Executive Vice President of Global Sales and Services. From March 2014 to October 2016, he served as our Executive Vice President of Global Sales and Business Development. From December 2009 to February 2014, he served as our Senior Vice President of Enterprise Sales and Business Development. From April 2006 to November 2009, Mr. Burkland served as Senior Vice President of Sales at Transera Communications, Inc., a cloud contact center software company. From December 2003 to March 2006, Mr. Burkland served as Senior Vice President of Worldwide Sales of IP Unity, Inc., a provider of carrier-hosted unified communications and conferencing solutions. From August 1997 to November 2003, Mr. Burkland held various sales management roles with Cisco Systems, Inc. and GeoTel Communications LLC, which was acquired by Cisco in 1999. Mr. Burkland holds a B.S. degree from California State University at Chico. Mr. Burkland is the brother of Michael Burkland, our Chairman and former CEO and President.
Scott Welch, age 56, has served as our Executive Vice President Telco Services and EMEA Operations since February 2021. From March 2017 to February 2021, Mr. Welch served as our Executive Vice President, Cloud Operations. From March 2014 to March 2017, Mr. Welch served as our Executive Vice President of Cloud Operations and Platform Engineering. From September 2004 to February 2014, Mr. Welch served as Executive Vice President and Chief Operating Officer of inContact, Inc., a provider of cloud contact center software solutions. He served as inContact’s Chief Operating Officer from October 2004 to February 2014 and Chief Security Officer from December 2009 to February 2014. Mr. Welch holds a B.S. degree from Utah Valley University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 15, 2021 by:
• each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;
• our named executive officers;
• each of our directors; and
• all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 15, 2021 and RSUs that vest within 60 days of March 15, 2021 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficially owned is based on 67,016,235 shares of common stock outstanding on March 15, 2021 plus shares of common stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.
Unless otherwise indicated, the principal address of each of the stockholders below is c/o Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583.

	Beneficial Ownership
Name of Beneficial Owner	Common Stock		Options Exercisable Within 60 Days	RSUs Vesting Within 60 Days	Total Number of Shares Beneficially Owned		Percent
5% Stockholders:
T. Rowe Price Associates, Inc.	9,546,290		—	—	9,546,290	(1)	14.2%
The Vanguard Group, Inc.	6,382,941		—	—	6,382,941	(2)	9.5%
BlackRock, Inc.	3,617,148		—	—	3,617,148	(3)	5.4%
Named Executive Officers and Directors:
Rowan Trollope	87,275	(4)	38,165	—	125,440		*
Barry Zwarenstein	122,497	(5)	247,430	—	369,927		*
Daniel Burkland	37,463	(6)	267,068	—	304,531		*
Scott Welch	4,500	(7)	4,053	—	8,553		*
Michael Burkland	90,004	(8)	396,406	1,784	488,194		*
Jack Acosta	40,579	(9)	—	1,784	42,363		*
Kimberly Alexy	3,407	(10)	30,967	1,784	36,158		*
Susan Barsamian	—		—	—	—		*
Michael Burdiek	14,464	(11)	—	1,784	16,248		*
David DeWalt	9,079	(12)	227,400	1,784	238,263		*
David S. Welsh	9,381	(13)	—	1,784	11,165		*
Robert Zollars	3,407	(14)	87,500	1,784	92,691		*
All current directors and executive officers as a group (12 persons)	422,056		1,298,989	12,488	1,733,533		2.5%

*	Represents beneficial ownership of less than one percent (1%).

(1)	Represents shares beneficially owned by T. Rowe Price Associates, Inc. or Price Associates, based on the Schedule 13G/A filed by Price Associates on February 16, 2021. According to the Schedule 13G/A, Price Associates has sole voting power with respect to 2,578,818 shares and sole dispositive power with respect to 9,546,290 shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.
(2)	Represents shares beneficially owned by The Vanguard Group, Inc., or Vanguard, based on the Schedule 13G/A filed by Vanguard on February 10, 2021. According to the Schedule 13G/A, Vanguard has shared voting power with respect to 50,016 shares, sole dispositive power with respect to 6,280,109 shares and shared dispositive power with respect to 102,832 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on the Schedule 13G/A filed by BlackRock on February 5, 2021. According to the Schedule 13G/A, BlackRock has sole voting power with respect to 3,395,256 shares and sole dispositive power with respect to 3,617,148 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(4)	Consists of 87,275 shares directly owned by Rowan Trollope.
(5)	Consists of 25,000 shares directly owned by Barry Zwarenstein and 97,497 shares held by a trust.
(6)	Consists of 37,463 shares directly owned by Daniel Burkland.
(7)	Consists of 4,500 shares held by a trust.
(8)	Consists of 25,346 shares directly owned by Michael Burkland and 64,658 shares held by a trust.
(9)	Consists of 40,579 shares held by a trust.
(10)	Consists of 3,407 shares held by a trust.
(11)	Consists of 14,464 shares directly owned by Michael Burdiek.
(12)	Consists of 8,751 shares directly owned by David DeWalt and 328 shares held by a trust.
(13)	Consists of 9,381 shares directly owned by David S. Welsh.
(14)	Consists of 3,407 shares held by a trust.

EXECUTIVE COMPENSATION
Compensation Committee Report
The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement as set forth below. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.
Submitted by the Compensation Committee of the Board of Directors:

Robert Zollars (Chair)
Kimberly Alexy
Susan Barsamian
Michael Burdiek

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our 2020 compensation program for the following named executive officers (“NEOs”) whose compensation is also set forth in the Summary Compensation Table and other compensation tables in this Proxy Statement:
•Rowan Trollope – our Chief Executive Officer
•Barry Zwarenstein – our Chief Financial Officer
•Daniel Burkland – our President
•Scott Welch – our Executive Vice President, Cloud Operations in 2020 (Executive Vice President, TelCo Services and EMEA, as of February 2021)

Executive Summary
2020 Business Highlights
We achieved the following key financial results in 2020:
•total revenue for 2020 increased 33% to a record $434.9 million, compared to $328.0 million in 2019.
•net loss increased to $(42.1) million, or $(0.66) per basic and diluted share in 2020, compared to net loss of $(4.6) million, or $(0.08) per basic and diluted share in 2019.
•operating cash flow for 2020 was $67.3 million, compared to operating cash flow of $51.2 million in 2019.
2020 Executive Compensation Actions
In line with our performance and compensation objectives, the following actions related to 2020 compensation for our NEOs were approved:
•Base Salary All NEOs received a modest base salary increase in 2020.
•Short-Term Cash Incentive Awards In February 2020, the Compensation Committee approved performance targets for 2020 that were used to determine the amount of cash bonus awards that could be earned on a semi-annual basis by our NEOs. Consistent with 2019, performance targets with respect to revenue and Adjusted EBITDA were established to focus our NEOs on key semi-annual company financial goals contained in our annual operating plan, as well as individual performance objectives (other than Mr. Trollope, whose bonus was determined solely based on our Company financial goals and Mr. Burkland, whose bonus is also determined by bookings). We exceeded the target levels established for our Company financial goals in each semi-annual period in 2020 and, after taking into account the level of achievement of each NEO’s individual performance objectives, the NEOs received an average payout of 131% of their target bonus opportunity for 2020.
•Equity Awards In 2020, the Compensation Committee continued its practice of granting annual equity awards in the form of service-based stock options and/or restricted stock unit ("RSU") awards to our incumbent NEOs.
2020 Executive Compensation Policies and Practices
We endeavor to design and implement our executive compensation policies and practices in accordance with sound governance standards. The Compensation Committee meets regularly throughout the year to review our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices continued in effect during 2020:
•Independent Compensation Committee The Compensation Committee is comprised solely of independent directors.
•Independent Compensation Committee Advisor The Compensation Committee engaged its own compensation consultant to assist with its 2020 compensation reviews and determinations. This consultant performed no other consulting or other services for us.
•Annual Executive Compensation Review The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on us.
•Executive Compensation Policies and Practices Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:
◦Compensation At-Risk Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders.
◦Limited Perquisites We provide only limited perquisites and other personal benefits to our executive officers including (i) reimbursement of ground transportation expenses to and from our corporate office to our Chief Executive Officer and (ii) standard relocation benefits.

◦No Tax Reimbursements We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.
◦No Special Health or Welfare Benefits Our NEOs participate in broad-based company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.
◦No Post-Employment Tax Reimbursements We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.
◦“Double-Trigger” Change in Control Arrangements All change in control payments and benefits for our current executive officers are based on a “double-trigger” arrangement (that is, they require both a change in control plus a qualifying termination of employment before payments and benefits are paid).
◦Minimum Share Ownership Our executive officers, including our NEOs, and the non-employee members of the Board of Directors, are subject to stock ownership guidelines as described below.
◦Hedging and Pledging Prohibited We prohibit our employees, including our NEOs, and the non-employee members of the Board of Directors from engaging in transactions that are of a speculative nature, including entering into any short sales, put option contracts, transaction in straddles or similar arrangements based on our securities. We also prohibit our employees, including our NEOs, from pledging our securities.
2020 Stockholder Advisory Vote on Named Executive Officer Compensation
The Compensation Committee reviewed the results of the 2020 stockholder advisory vote on our NEO compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (approximately 96%) of the votes on the executive compensation program proposal at the 2020 annual meeting voted in favor of the proposal, the Compensation Committee did not implement any substantive changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

Compensation Philosophy and Objectives
We believe that the quality, skills, and dedication of our NEOs are critical factors affecting our performance and the creation of stockholder value. Accordingly, the key objectives of our executive compensation program are to attract, retain, and motivate superior executive talent while maintaining an appropriate cost structure. In addition, we seek to implement a pay-for-performance philosophy by designing our executive compensation program to link a substantial portion of our NEOs’ target total direct compensation to the achievement of financial and strategic performance objectives that directly correlate to key company objectives and the long-term enhancement of stockholder value. Thus, the Compensation Committee believes that the compensation paid to our NEOs should be closely aligned with our corporate performance on both a short-term and long-term basis, linked to specific, measurable results such as revenue and Adjusted EBITDA, and that such compensation should assist us in motivating and retaining the key executive officers critical to our long-term success. Finally, our executive compensation program is designed to maintain an appropriate balance of short-term and long-term incentive compensation opportunities to ensure an appropriate focus on operational objectives and the creation of long-term stockholder value.
Design and Approval of Our 2020 Compensation Program
We have structured our executive compensation program to have the flexibility to meet the demands of the dynamic nature of our business and the competitive market for executive talent in our industry and region. Therefore, our pay mix and annual incentive program for 2020 reflected the Compensation Committee’s ability to react quickly to hire, retain and motivate our key executives. To accomplish the foregoing objectives, for 2020, the Compensation Committee structured our executive compensation program to include the following principal compensation elements:
•base salaries at levels that we believe allow us to attract and retain key executive officers;
•semi-annual cash incentive compensation opportunities tied to (i) the achievement of pre-established semi-annual performance goals related to important financial objectives set forth in our annual operating plan and (ii) for NEOs other than Mr. Trollope, the achievement of individual performance goals;
•long-term incentive compensation using a mix of stock options and RSU awards, to align the interests of our executive officers with those of our stockholders and to promote our performance and retention objectives; and

•limited post-employment compensation arrangements payable on certain involuntary terminations of employment.
Generally, the Compensation Committee seeks to allocate a significant portion of our NEOs’ target total direct compensation opportunity to elements that are performance-based and, therefore, “at risk,” including semi-annual cash incentives. However, the Compensation Committee does not maintain formal policies for allocating between short-term and long-term compensation or between cash and non-cash compensation. Instead, the Compensation Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of our financial position (including cash needs), the impact on stockholder dilution, hiring and retention concerns, and consideration of the compensation level and mix paid by our compensation peer group.
While compensation levels and weighting of performance goals may differ among our NEOs based on the role, responsibilities and performance of each individual, there are no material differences in the compensation philosophy, policies, or practices among our NEOs, other than Mr. Burkland’s annual bonus opportunity being weighted heavily on the achievement of bookings and bookings-related commissions goals (as described in more detail below).
Role of Compensation Committee
The Compensation Committee is the primary architect of our executive compensation program. The Compensation Committee conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy, reflective of our compensation philosophy and designed to incentivize our executive officers to accomplish key corporate objectives. The Compensation Committee also reviews market trends and changes in compensation practices. Based on its review and assessment, the Compensation Committee approves annual changes in our executive compensation program.
For 2020, the Compensation Committee reviewed and approved the compensation for each of our NEOs. The Compensation Committee also administered our equity compensation plans, and evaluated the effectiveness of our overall executive compensation program.
The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The current charter, which was most recently updated in February 2021, is available for review at http://investors.five9.com/governance.
Role of Executive Officers
In formulating its compensation decisions, the Compensation Committee meets with our Chief Executive Officer to obtain his feedback and recommendations with respect to the structure of our executive compensation program, as well as his assessment of the performance of each of the other executive officers and his recommendations on the compensation for each other executive officer. In addition, our Chief Executive Officer and Senior Vice President of Human Resources develop recommendations for performance metrics and target award opportunities under our annual cash and long-term incentive compensation programs based on our annual operating plan, as well as provide information semi-annually regarding individual and company performance.
The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and considers them as one factor in determining the compensation for our executive officers, including our other NEOs. Our Chief Executive Officer recuses himself from all discussions, recommendations and decisions regarding his own compensation.
Role of Compensation Consultant
The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, accounting, and other advisors. During 2020, the Compensation Committee continued to directly engage Compensia as its advisor for executive officer and director compensation and broad based equity compensation matters. More specifically, Compensia:
•reviewed and recommended updates to our compensation peer group;
•reviewed and provided competitive market data on executive officer and non-employee director cash and equity compensation for our 2020 compensation determinations;
•reviewed and provided recommendations on an equity strategy and the development of equity grant guidelines; and

•reviewed and provided comments on the Compensation Discussion & Analysis section of our Proxy Statement for 2020.
In 2020, the Compensation Committee considered the independence of Compensia in light of the listing standards of NASDAQ on compensation committee independence and the rules of the Securities and Exchange Commission. Based on these standards and rules, the Compensation Committee concluded that the work performed by Compensia did not raise a conflict of interest.
Competitive Positioning

In July 2019, with the assistance of Compensia, the Compensation Committee reviewed and updated our compensation peer group to reflect changes in our market capitalization, recognize our evolving business focus, and account for acquisitions of former peer companies. The compensation peer group described below was utilized when determining the compensation of our executive officers for fiscal year 2020. The companies in this updated compensation peer group were selected on the basis of their similarity to us, based on the following criteria:
•similar revenue size - ~0.5x to ~2.0x our last four quarter revenue of approximately $273 million as of the first quarter of 2019 (approximately $140 million to approximately $550 million);
•similar market capitalization - ~0.33x to ~3.0x our market capitalization of approximately $3.0 billion as of July 26, 2019 (approximately $860 million to approximately $10.0 billion);
•Industry - SaaS companies;
•executive positions similar in breadth, complexity, and/or scope of responsibility; and
•competitors for executive talent.
As a result, the Compensation Committee approved a revised compensation peer group consisting of the following companies:

2U	HubSpot	Workiva
8x8	Instructure	Yext
AppFolio	New Relic	Zendesk
Avalara	Q2 Holdings	Zuora
BlackLine	Qualys
Cloudera	Rapid7
Coupa Software	RingCentral

In July 2020, with the assistance of Compensia, the Compensation Committee reviewed and updated our compensation peer group to reflect changes in our market capitalization, recognize our evolving business focus, and account for acquisitions of former peer companies. The compensation peer group described below was utilized when determining the compensation of our executive officers for fiscal year 2021. The companies in this updated compensation peer group were selected on the basis of their similarity to us, based on the following criteria:
•similar revenue size - ~0.5x to ~2.0x our last four quarter revenue of approximately $349 million as of the first quarter of 2020 (approximately $175 million to approximately $700 million);
•similar market capitalization - ~0.33x to ~3.0x our market capitalization of approximately $6.6 billion as of June 25, 2020 (approximately $2.0 billion to approximately $20.0 billion);
•Industry - SaaS companies;
•executive positions similar in breadth, complexity, and/or scope of responsibility; and
•competitors for executive talent.

As a result, the Compensation Committee approved a revised compensation peer group consisting of the following companies:

Alteryx	Dynatrace	Qualys
Anaplan	Elastic	Rapid7
AppFolio	Everbridge	RingCentral
Avalara	HubSpot	Smartsheet
Blackline	LivePerson	Zendesk
Cloudflare	New Relic	Zoura
Coupa Software	Q2 Holdings	Zscaler

To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements) for the peer group companies. This market data was then used as a reference point for the Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation components and amounts. While the Compensation Committee does not target any component of our executive compensation program to a particular level versus our peer group, our Compensation Committee generally refers to a range of the 50th to the 75th market percentile when making its executive compensation decisions.
Going forward, the Compensation Committee intends to review and update the compensation peer group at least annually and make adjustments to its composition when appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.
Key Elements of Our 2020 Executive Compensation Program
Base Salary
We pay a base salary to each of our NEOs to provide a base level of fixed income for their services, and the Compensation Committee attempts to establish base salaries for our NEOs that are competitive with those received by individuals in similar positions at the companies in our compensation peer group. At the start of 2020, the Compensation Committee evaluated our performance in 2019 and the performance of our incumbent NEOs, Messrs. Trollope, Zwarenstein, Burkland and Welch. Consistent with its objective of increasing “at risk” compensation and improving the balance between base salary and incentive compensation, the Compensation Committee determined to provide modest increases to the base salaries of our incumbent NEOs from their 2019 levels.
The annual base salaries of our NEOs for 2020 were as follows:

NEO	2020 Base Salary Rate
Rowan Trollope	$585,000
Barry Zwarenstein	400,000
Daniel Burkland	410,000
Scott Welch	361,000

Short-Term Cash Incentive Compensation
We use performance-based cash incentives to motivate our executive officers, including our NEOs, to focus on specific goals established by the Board in our annual operating plan and specific individual performance goals (other than for Mr. Trollope), to provide additional cash compensation opportunities beyond base salary in a manner that is consistent with competitive market practices, and to recognize and reward achievement at or above our pre-established levels of performance.
2020 Bonus Program and Annual Target Bonus Opportunities
In 2020, each of our executive officers, including our NEOs, was eligible to earn cash bonuses on a semi-annual basis under our cash incentive program (the “2020 Bonus Program”), with commission based goals for Mr. Burkland measured quarterly. Funding of the 2020 Bonus Program was based upon company financial performance and each NEO’s individual performance for each half year period in 2020 as summarized below:

Name	Financial Performance Component Weighting (1)	Individual Performance Component Weighting (2)
Rowan Trollope	100%	—%
Barry Zwarenstein	80%	20%
Daniel Burkland	18.75%	81.25%
Scott Welch	80%	20%

(1)The financial performance component was based upon our achievement of pre-established revenue and Adjusted EBITDA targets with the revenue performance measure weighted 75% and the Adjusted EBITDA performance measure weighted 25%.
(2)Individual performance was based on the achievement of individual objectives consistent with the key strategic goals established by the Board, except Mr. Trollope. Mr. Burkland’s individual objectives are based on a combination of bookings and bookings-related commissions (75% of total bonus opportunity) and key individual strategic goals (6.25% of total bonus opportunity). In addition, if Mr. Burkland exceeded his 2020 quarterly cumulative bookings commissions goals in the aggregate across all of the bookings components in a quarter by 20% or more, he was eligible to earn an additional $50,000 cash bonus for each such quarter, payable on a semi-annual basis.
At the start of 2020, the Compensation Committee reviewed each incumbent NEO’s annual target bonus opportunity (which were expressed as a percentage of their annual base salary) and, after taking into account internal pay equity with our other executive officers, pay practices within our compensation peer group, and other competitive market data provided by Compensia, the Compensation Committee did not increase the annual target bonus opportunity percentages (as a percentage of base salary) of the incumbent NEOs.
The following table shows each NEO’s annual target bonus opportunity (expressed as a percentage of base salary and as a dollar amount) for 2020:

	Annual Target Bonus as of the end of 2020
NEO	% of Base Salary	Amount
Rowan Trollope	113%	$661,250
Barry Zwarenstein	75%	300,000
Daniel Burkland	81%	332,100
Scott Welch	60%	216,600

2020 Bonus Program: Company Financial Performance Component
In February 2020, the Compensation Committee approved revenue and Adjusted EBITDA as the company performance measures for the year and established target performance levels for each semi-annual period based on our annual operating plan approved by the Board. The Compensation Committee chose revenue and Adjusted EBITDA as the performance measures for the 2020 Bonus Program because they are key performance indicators used by us in managing our business, and are linked to our growth and profitability and the creation of long-term stockholder value. For purposes of the 2020 Bonus Program, “Adjusted EBITDA” is calculated using net income (loss) before (1) depreciation and amortization, (2) stock-based compensation, (3) interest income, expense and other, (4) provision for income taxes, and (5) other items that do not directly affect what we consider to be our core operating performance.
Achievement below 90% of the revenue target, or 80% below the Adjusted EBITDA target, would result in no cash payout with respect to such performance measure. Achievement up to 125% of the revenue target would result in increasing payouts up to a maximum payout of 150% of the portion of the financial performance component allocated to the revenue measure. Achievement up to 150% of the Adjusted EBITDA target would result in increasing payouts up to a maximum payout of 150% of the portion of the financial performance component allocated to the Adjusted EBITDA measure. In the event that our actual Adjusted EBITDA was below 80% of the Adjusted EBITDA target, the maximum cash payout for achieving the revenue target would have been 100% of the revenue target bonus.

Prior to 2020, the Compensation Committee determined our achievement against the targets for revenue and Adjusted EBITDA and approved payouts to our NEOs each quarter. Beginning in 2020, the Compensation Committee shifted this determination and approval of payouts to a semi-annual basis, in part based on feedback from our stockholders.
The following table summarizes the target performance levels for revenue and Adjusted EBITDA for each half year in 2020 and our actual results with respect to each half year target.

	Semi-Annual Period Ending June 30, 2020		Semi-Annual Period Ending December 31, 2020
	Revenue	Adjusted EBITDA	Revenue	Adjusted EBITDA
Target (in millions)	$191.2	$26.8	$214.8	$41.4
Actual (in millions)	$194.9	$32.4	$240.0	$53.3
Payout (% of Target)(1)	108.2%		124.2%

(1) Prior to determination of the final payout percentage, the results of any unbudgeted acquisitions during the period were excluded from the calculation.
2020 Bonus Program: Individual Performance Component
Payout of the individual performance objectives component of the 2020 Bonus Program was based on achievement of challenging, but achievable, individual strategic objectives for each NEO (other than Mr. Trollope, whose bonus was determined solely based on our Company financial performance) that aligned with our key strategic goals established by the Board.
Each applicable NEO’s individual strategic objectives generally included results to be achieved in the NEO’s functional area or business unit, such as achievement of corporate development initiatives and technological milestones, successful releases of new products or updates, hiring and retention of key employees, and increased efficiency and gross margins. In each half of 2020, the Compensation Committee determined that our NEOs with individual performance objectives achieved between 74% and 100% of their individual strategic objectives.
75% of Mr. Burkland’s bonus under the 2020 Bonus Program was based on achievement against the quarterly bookings and bookings-related quotas for our larger and smaller clients and 6.25% was based on the achievement of key individual strategic goals. In the two semi-annual payment periods of 2020, the Compensation Committee determined that Mr. Burkland achieved bookings commissions of $176,172 and $171,067, respectively. As Mr. Burkland exceeded his quarterly cumulative bookings commissions goals in each quarter of 2020 in the aggregate across all of the bookings components by more than 20%, he earned an additional $50,000 cash bonus for each quarter in 2020.
2020 Bonus Program: 2020 Payment Summary
The following table summarizes the total payments made to each of our NEOs for 2020 as a result of the achievement of the Company financial and, where applicable, individual performance objectives as described above.

NEO	First Half 2020	Second Half 2020	Total 2020 Payout	% of Target
Rowan Trollope	$357,624	$410,752	$768,376	116%
Barry Zwarenstein	159,499	178,482	337,981	113%
Daniel Burkland	318,878	320,125	639,003	192%
Scott Welch	109,743	126,048	235,791	109%

Long-Term Incentive Compensation
We provide equity compensation opportunities to our executive officers, including our NEOs, to align their financial interests with those of our stockholders and to provide compensation that is consistent with the practices of our compensation peer group so that we can attract and retain qualified talent. At this time, we only grant service-based stock options and restricted stock unit (“RSU”) awards for annual retention and promotion purposes, as we believe these awards provide an incentive for our NEOs to enhance stockholder value. Our stock options and RSU awards generally vest over four year vesting schedules, depending on the type of award and the recipient’s continued service through each vesting date.
2020 Equity Awards
In the first quarter of 2020, the Compensation Committee made ordinary course service-based stock option and RSU awards to our incumbent NEOs, the amounts and terms of which were determined after taking into account internal pay equity with our other executive officers, pay practices and equity award types used within our compensation peer group, and competitive market data provided by Compensia.
The following table shows the number of shares and the aggregate grant date fair value of stock options and/or RSU awards to each of our NEOs during 2020.

NEO	RSUs Granted (#)	Stock Options Granted (#)	Aggregate Grant Date Fair Value of RSUs and Stock Options ($)
Rowan Trollope	52,716	37,914	$5,063,006
Barry Zwarenstein	24,330	17,499	2,336,746
Daniel Burkland	24,330	17,499	2,336,746
Scott Welch	20,275	14,582	1,947,272
Health, Welfare, and Other Benefits
We currently do not provide special employee benefits for our NEOs. We do maintain a Section 401(k) plan that provides eligible employees, including our NEOs, with an opportunity to save for retirement, subject to applicable annual limits of the Internal Revenue Code of 1986, as amended (the “Code”). We began matching contributions in cash under the Section 401(k) plan in the fourth quarter of 2019, and continuing in 2020, not to exceed $500 per participant per quarter. Consistent with market practices and our retention goals, we provide these broad-based employee benefits to our NEOs on the same terms and conditions as our other employees.
Each of our NEOs is employed on an at-will basis.
Perquisites and Other Personal Benefits
Currently, the only perquisites or other personal benefits we provide to our NEOs are standard relocation benefits if applicable. In 2019, we provided Mr. Trollope with reimbursement for ground transportation expenses to and from our corporate office, to increase his productivity during his lengthy commute from his home to our corporate office. This reimbursement has since been discontinued. In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Key Employee Severance Plan
Each of our current NEOs participates in our 2019 Key Employee Severance Plan (the “Severance Plan”), which provides severance payments and benefits, including “double trigger” payments and benefits in the event of a qualifying termination of employment in connection with a change of control of our company, as more fully described under “Potential Payments Upon Termination or Change of Control” below. The Compensation Committee believes the Severance Plan maximizes stockholder value because it prevents an unintended windfall to our executive officers in the event of a change of control of the company, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change of control in which they believe they may lose their jobs. We believe providing the Severance Plan helps us compete for and retain executive talent. We believe that the payments and benefits under the Severance Plan are generally comparable with severance packages offered to the NEOs of the companies in our compensation peer group.

Additional Policies and Considerations in our Executive Compensation Program
Equity Award Grant Policy
The Compensation Committee has adopted an equity award grant policy that establishes a predictable and deliberative process for consideration and approval of equity awards. Under the policy, new hire, promotion or retention equity awards have a grant date that is after the later of the date on which the grantee’s employment begins, promotion is effective or retention event occurs and the date on which all necessary corporate actions for the approval of the applicable equity award are complete. Regular annual equity awards have a grant date that is on or after the date of approval of the equity award by the Compensation Committee. The equity award grant policy also includes rules on how we calculate the number of shares subject to equity awards granted based on a target grant date dollar value.
The exercise price of all newly issued stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant.
Director and Executive Officer Stock Ownership Guidelines
In November 2017, the Compensation Committee adopted stock ownership guidelines (“Stock Ownership Guidelines”) that apply to our directors and executive officers. The Compensation Committee adopted the Stock Ownership Guidelines because it believes that stock ownership promotes alignment with our stockholder interests. The Stock Ownership Guidelines are based on the lesser of a multiple of base salary (or cash retainer, in the case of non-employee directors) and a fixed number of shares of our common stock, as set forth below, provided that if the closing price of our common stock on any compliance measurement date is less than $10 per share, only the share-based guidelines will apply:

Position	Guidelines
Directors	Lesser of 300% of annual retainer or 9,000 shares
CEO	Lesser of 300% of annual base salary or 160,000 shares
Other Executive Officers	Lesser of 100% of annual base salary or 30,000 shares
Shares owned plus vested, in the money, stock options are counted towards satisfying the ownership requirement. Our directors and executive officers are expected to meet their respective ownership requirements by the later of five years after the Stock Ownership Guidelines were adopted or within five years after being appointed, hired or promoted into a role covered by the Stock Ownership Guidelines. Compliance with the Stock Ownership Guidelines is measured at the end of each year using our 90-trading day average stock price. As of December 31, 2020, all of our directors and named executive officers had satisfied their applicable ownership requirement.
Derivatives Trading and Hedging Policy
Our Insider Trading Policy includes a policy regarding the trading of derivatives and the hedging of our equity securities by our employees, including our NEOs, and members of the Board. This policy provides that all employees and members of the Board are prohibited from engaging in transactions that are of a speculative nature at any time, including, but not limited to, put options. Furthermore, all employees and members of the Board are prohibited from engaging in hedging transactions involving our securities, including forward sale or purchase contracts, equity swaps, collars or exchange funds. In addition, all employees and members of the Board are prohibited from short-selling our common stock or engaging in transactions involving our derivative securities (including put option contracts, transacting in straddles, and the like).
Pledging Policy
Our Insider Trading Policy includes a policy that prohibits all employees and members of the Board from holding our securities in a margin account or pledging our securities as collateral for a loan.
Clawback Policy
We have not yet implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a clawback policy covering our incentive-based compensation arrangements once the SEC adopts final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tax and Accounting Considerations
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control. While the Compensation Committee considers deductibility of compensation as one of many factors when determining the form, size and terms of executive compensation elements, the Compensation Committee retains the discretion, in its judgment, to authorize compensation payments that may not be fully deductible under Section 280G of the Code when it believes that such payments are in the best interests of us and our stockholders.
Accounting for Stock-Based Compensation
The Compensation Committee considers the accounting impact of equity awards when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. However, accounting cost is just one factor considered when designing such compensation plans and arrangements for our NEOs and other employees.

Compensation-Related Risks
In July 2020, the Compensation Committee, with the assistance of Compensia, reviewed our compensation policies and practices applicable to all employees and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation Committee believes that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company and that no changes to the compensation policies and practices are needed at this time, and that the design and mix of our compensation programs appropriately encourages our executive officers and other employees to focus on the creation of long-term stockholder value. In its review, the Compensation Committee noted the following features:
•the compensation programs includes a reasonable mix of cash, short-term incentive and equity compensation, with the vesting of equity compensation tied to multi-year time periods;
•the performance goals for the 2020 Bonus Program are generally based on a mix of corporate goals and individual performance, with payouts capped if the corporate goals are achieved below a certain threshold; and
•we have formal policies in place for equity administration, insider trading, hedging and pledging, and stock ownership guidelines, and we annually review succession plans for key executives.

2020 Summary Compensation Table
The following table summarizes all compensation for the fiscal years ended December 31, 2020, 2019 and 2018 earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and our other executive officers serving at the end of December 31, 2020. We refer to these executive officers as our named executive officers (“NEOs”).

Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total Compensation
		($)	($)	($)	($)	($)	($)	($)
Rowan Trollope	2020	$585,000	$—	$3,810,840	$1,252,166	$768,376	$1,509	$6,417,891
Chief Executive Officer	2019	575,000	—	3,498,424	1,192,370	751,935	8,505	6,026,234
	2018	378,977	—	14,585,271	—	536,589	21,292	15,522,129

Barry Zwarenstein	2020	400,000	—	1,758,816	577,930	337,981	2,530	3,077,257
Former Interim Chief Executive Officer, Chief Financial Officer	2019	383,000	—	1,865,812	635,934	317,474	1,030	3,203,250
	2018	367,189	—	1,009,804	1,109,180	319,035	530	2,805,738

Daniel Burkland	2020	410,000	—	1,758,816	577,930	639,003	1,371	3,387,120
President	2019	400,000	—	1,865,812	635,934	426,910	320	3,328,976
	2018	400,000	—	—	—	350,824	320	751,144

Scott Welch	2020	361,000	—	1,465,680	481,592	235,791	2,530	2,546,593
Executive Vice President, Cloud Operations	2019	331,000	—	1,243,857	423,939	205,055	1,030	2,204,881
	2018	327,750	—	750,149	823,953	185,486	530	2,087,868

(1)The aggregate grant date fair value of equity awards in this column has been calculated in accordance with FASB ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of assumptions made in determining the grant date fair value of equity awards. These amounts do not correspond to the actual value, if any, that our NEOs will recognize from these awards. Our NEOs will only realize compensation from these awards to the extent they meet the vesting requirements under the awards.
(2)The amounts reported in this column represent amounts earned under our 2020, 2019 and 2018 Bonus Programs based on the achievement of company and individual performance goals. As discussed in the section above entitled “Compensation Discussion and Analysis - Key Elements of Our 2020 Executive Compensation Program,” the target annual bonus opportunities for Messrs. Trollope, Zwarenstein, Burkland and Welch, as of the end of 2020 were 113%, 75%, 81% and 60% of each NEO’s annual base salary, respectively.
(3)The amounts reported for 2020, 2019 and 2018 represent disability insurance paid by us for the named executive officers and the amounts for 2020 and 2019 also represent Company matching contributions under the Section 401(k) plan. The 2020, 2019 and 2018 amounts for Mr. Trollope also includes contribution to health savings accounts paid by us of $1,200, $2,880 and $1,680, respectively, and reimbursements of expenses for a car service that provided ground/commuting transportation of $0, $5,625 and $19,612, respectively.

2020 Grants of Plan-Based Awards Table
The following table presents information regarding grants of non-equity incentive and equity incentive awards to our NEOs during 2020.

Name	Grant Date	Grant Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target (1) $	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Maximum (1) $	All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (2) $
Rowan Trollope			$661,250	$991,575
	2/24/2020	2/10/2020			52,716			$3,810,840
	2/24/2020	2/10/2020				37,914	$72.29	1,252,166
Barry Zwarenstein			300,000	420,000
	2/24/2020	2/10/2020			24,330			1,758,816
	2/24/2020	2/10/2020				17,499	72.29	577,930
Daniel Burkland			332,100	—
	2/24/2020	2/10/2020			24,330			1,758,816
	2/24/2020	2/10/2020				17,499	72.29	577,930
Scott Welch			216,600	303,240
	2/24/2020	2/10/2020			20,275			1,465,680
	2/24/2020	2/10/2020				14,582	72.29	481,592

(1)These columns set forth the target and maximum annual bonus amounts under our 2020 Bonus Program for each NEO other than Mr. Burkland, for whom only the target amount is shown since he has no fixed maximum annual bonus amount. We do not establish threshold annual bonus amounts for each individual NEO. Refer to "Compensation Discussion and Analysis - Key Elements of Our 2020 Executive Compensation Program” section above for more information.
(2)Amounts reflect the grant date fair value of equity awards granted in 2020 in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the value of equity awards, see Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of assumptions made in determining the grant date fair value of equity awards. These amounts do not correspond to the actual value, if any, that the NEOs will recognize from these awards. Our NEOs will only realize compensation from these awards to the extent they meet the vesting requirements under the awards.

Outstanding Equity Awards at December 31, 2020 Fiscal Year-End Table
The following table provides information concerning unexercised options or unvested RSU awards held by our NEOs as of December 31, 2020. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. Please see the section below entitled “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply on certain terminations of employment.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested (1) ($)
Rowan Trollope	2/22/2019	21,901	25,885	(2)	$53.00	2/22/2029
	2/24/2020	7,898	30,016	(2)	$72.29	2/24/2030
	5/17/2018						78,042	(4)	$13,610,525
	2/22/2019						37,130	(3)	6,475,472
	2/24/2020						42,832	(3)	7,469,901
Barry Zwarenstein	11/22/2013	67,878	—		$9.48	11/22/2023
	3/9/2016	42,371	—		8.13	3/9/2026
	2/23/2017	52,736	2,293	(2)	16.25	2/23/2027
	12/18/2017	24,668	—		24.60	12/18/2027
	2/26/2018	56,459	23,249	(2)	29.89	2/26/2028
	2/22/2019	11,681	13,805	(2)	53.00	2/22/2029
	2/24/2020	3,645	13,854	(2)	72.29	2/24/2030
	2/23/2017						1,668	(3)	290,899
	2/26/2018						10,558	(3)	1,841,315
	2/22/2019						19,803	(3)	3,453,643
	2/24/2020						19,769	(3)	3,447,714
Daniel Burkland	1/25/2013	36,728	—		4.84	1/25/2023
	11/22/2013	25,631	—		9.48	11/22/2023
	3/9/2016	882	—		8.13	3/9/2026
	11/14/2016	59,469	—		14.39	11/14/2026
	2/23/2017	53,222	2,315	(2)	16.25	2/23/2027
	12/18/2017	60,971	20,324	(5)	24.60	12/18/2027
	2/22/2019	11,681	13,805	(2)	53.00	2/22/2029
	2/24/2020	3,645	13,854	(2)	72.29	2/24/2030
	2/23/2017						1,683	(3)	293,515
	12/18/2017						9,370	(6)	1,634,128
	2/22/2019						19,803	(3)	3,453,643
	2/24/2020						19,769	(3)	3,447,714
Scott Welch	2/23/2017	1,032	2,063	(2)	16.25	2/23/2027
	2/26/2018	1,234	17,270	(2)	29.89	2/26/2028
	2/22/2019	354	9,203	(2)	53.00	2/22/2029
	2/24/2020	303	11,545	(2)	72.29	2/24/2030
	2/23/2017						1,500	(3)	261,600
	2/26/2018						7,843	(3)	1,367,819
	2/22/2019						13,202	(3)	2,302,429
	2/24/2020						16,474	(3)	2,873,066

(1)	The amounts listed in this column represent the product of the closing market price of our common stock as of December 30, 2020, the last trading day of 2020, of $174.40 and the number of shares of stock or units subject to the award.
(2)	Award is subject to a four-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/48th of the options vesting on each monthly anniversary following the applicable vesting commencement date, until all options are vested.
(3)	Award is subject to a four-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/16th of the total number of RSUs vesting every three months after the vesting commencement date, until all RSUs are vested.
(4)	Award is subject to a three-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/3rd of the total number of RSUs vesting on the first anniversary of the vesting commencement date, and 1/12th of the total number of RSUs vest every three months thereafter until all RSUs are vested.
(5)	Award is subject to a four-year vesting schedule and the NEO’s continued service with us on each vesting date, with 25% of the total number of options vesting one year after the vesting commencement date, and 1/48th of the total number of options vest monthly thereafter until all options are vested.
(6)	Award is subject to a four-year vesting schedule and the NEO’s continued service with us on each vesting date, with 25% of the total number of RSUs vesting on the first anniversary of the vesting commencement date, and 1/16th of the total number of RSUs vest every three months thereafter until all RSUs are vested.

2020 Option Exercises and Stock Vested Table
The following table presents information concerning option exercises and vested RSU awards that vested for our NEOs during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Rowan Trollope	—	$—	182,470	$20,547,730
Barry Zwarenstein	65,484	7,761,357	31,409	3,504,592
Daniel Burkland	117,775	9,848,916	41,992	4,738,149
Scott Welch	41,581	3,228,955	23,975	2,652,589

(1)Amount represents the excess of the fair market value of the shares at the time of the exercise over the exercise price of the stock options multiplied by the number of shares exercised.
(2)Amount is determined based on the closing market price of our common stock on the vesting date of such shares multiplied by the number of shares vested.
Potential Payments upon Termination or Change in Control
Our Board of Directors has approved the Severance Plan to provide consistency in severance payments and benefit rights for our executive officers upon certain qualifying terminations of employment, whether or not in connection with a change in control of our company.
Under the Severance Plan, if an NEO’s employment with us is terminated by us without “cause” (as defined in the 2014 Plan) (other than due to death or disability), and such termination is not in connection with a “change in control” (as defined in the Severance Plan), then the NEO is eligible to receive:
•a lump sum cash payment equal to 12 months (in the case of Mr. Trollope), or a lump sum cash payment equal to 9 months (in the case of Mr. Zwarenstein), or 6 months (in the case of Messrs. Burkland and Welch) of his then-current base salary, and
•either payment of the premiums for his continued post-termination health insurance coverage, or continued coverage under our health insurance plans for up to 12 months (in the case of Mr. Trollope), or up to 9 months (in the case of Mr. Zwarenstein), or 6 months (in the case of Messrs. Burkland and Welch).

If Mr. Trollope terminates his employment with us pursuant to a “constructive termination” (as defined in his Employment Letter), and such termination is not in connection with a “change in control” (as defined in the Severance Plan), then Mr. Trollope is eligible to receive the same payments and benefits as described above in the event of a termination without “cause.”
If an NEO’s employment with us is terminated by us without cause (other than due to death or disability) or by the NEO pursuant to a “constructive termination” (as defined in the Severance Plan, or the case of Mr. Trollope as defined in his Employment Letter), and in each case, such qualifying termination occurs within three months prior to, on or within 12 months after a change in control, then the NEO is instead eligible to receive:
•a lump sum cash payment equal to 18 months (in the case of Mr. Trollope), or a lump sum cash payment equal to 15 months (in the case of Mr. Zwarenstein), or 12 months (in the case of Messrs. Burkland and Welch) of his then-current base salary and his target annual bonus opportunity,
•either payment of the premiums for his continued post-termination health insurance coverage for up to 18 months (in the case of Mr. Trollope), or up to 15 months (in the case of Mr. Zwarenstein), or 12 months (in the case of Messrs. Burkland and Welch), and
•full accelerated vesting of his then-outstanding and unvested equity awards.
If the payments or benefits payable to under the Severance Plan would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after tax benefit to him. Each NEO must execute and deliver an effective release of claims and continue to comply with any applicable restrictive covenants in order to receive the payments and benefits provided for under the Severance Plan.

The table below sets forth the estimated payments and benefits that would be provided to each of our NEOs upon a qualifying termination of employment under the Severance Plan on December 31, 2020.

Name	Type of Benefit	Involuntary Termination Without Cause Not In Connection With a Change in Control (1)	Involuntary Termination Without Cause or Termination Due to a Constructive Termination, each in connection with a Change in Control
Rowan Trollope	Cash severance - base salary	$585,000	$877,500
	Cash severance - bonus	—	991,875
	Value of accelerated vesting of equity awards (2)	—	33,763,270
	Company-paid health care premiums	40,047	60,071
	Total	$625,047	$35,692,716

Barry Zwarenstein	Cash severance - base salary	$300,000	$500,000
	Cash severance - bonus	—	375,000
	Value of accelerated vesting of equity awards (2)	—	15,846,481
	Company-paid health care premiums	21,038	35,064
	Total	$321,038	$16,756,545

Daniel Burkland	Cash severance - base salary	$205,000	$410,000
	Cash severance - bonus	—	332,100
	Value of accelerated vesting of equity awards (2)	—	15,330,211
	Company-paid health care premiums	20,024	40,047
	Total	$225,024	$16,112,358

Scott Welch	Cash severance - base salary	$180,500	$361,000
	Cash severance - bonus	—	216,600
	Value of accelerated vesting of equity awards (2)	—	11,922,969
	Company-paid health care premiums	20,024	40,047
	Total	$200,524	$12,540,616

(1)Mr. Trollope is also entitled to the same benefits in the event of a constructive termination of employment.
(2)Amount represents the aggregate intrinsic value of the equity awards to vest upon either an involuntary termination without cause or a termination due to a constructive termination, each in connection with a change in control, which was calculated based on the closing market price of $174.40 of our common stock at December 30, 2020, the last trading day of 2020. In addition, if a successor entity refused to assume or replace each NEO’s outstanding equity awards at the time of the change in control, all such outstanding awards would become fully vested as of immediately prior to the closing of the change in control under the terms of our 2014 Plan, in these same amounts, regardless of whether the NEO experiences a termination event.
CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K, we are providing below disclosure relating to the ratio of the median of the annual total compensation of all of our employees (other than our Chief Executive Officer) and the annual total compensation of our Chief Executive Officer, Rowan Trollope.

For 2020:

•The median of the annual total compensation of all our employees was $142,439;
•The annual total compensation of our Chief Executive Officer, Mr. Trollope, was $6,417,891; and
•The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees was 45 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

In 2020, there was a change in our employee population that we believed would result in a significant change to our pay ratio disclosure. Consequently, we elected to identify a new employee as our median employee for 2020.
To identify our median employee, we took the following steps:

•We selected December 31, 2020, the last day of our 2020 fiscal year, as the determination date for purposes of identifying our median employee.
•We selected our median employee based on 1,556 full-time and part-time employees who were employed as of the determination date.
•We selected our median employee using a compensation measure that consists of cash compensation earned during 2020 (base salary, hourly wages and quarterly and annual incentive compensation) and the grant date fair value of equity awards granted in 2020.
•We did not rely on the data privacy or de minimis exceptions allowed by SEC rules, nor did we use any cost-of-living adjustment.
•We converted amounts paid to employees in foreign currencies to U.S. dollars using foreign exchange rates in effect as of December 31, 2020.
•All employees except for our Chief Executive Officer were ranked from lowest to highest with the median determined from this list.

Once we identified our median employee, we determined that employee’s annual total compensation in the same manner that we calculated the total compensation of our Chief Executive Officer for purposes of the 2020 Summary Compensation Table. This annual total compensation amount for our median employee was then compared to the annual total compensation of our Chief Executive Officer in 2020 to determine the pay ratio.

Because SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information with respect to our common stock that may be issued under the equity compensation plans as of December 31, 2020:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants and Vesting of Restricted Stock Units		Weighted-average Exercise Price of Outstanding Options and Warrants		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	4,462,736	(1)	$26.66	(2)	14,093,500	(3)
Equity compensation plans not approved by stockholders	60,002	(4)	14.33		—
Total	4,522,738				14,093,500

(1)Includes 2,195,351 shares underlying outstanding stock options and 2,267,385 shares underlying outstanding RSUs.
(2)The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price.

(3)Includes 11,561,740 shares of Common Stock reserved for issuance under the 2014 Plan and 2,531,760 shares of Common Stock reserved for issuance under the ESPP. The 2014 Plan provides for an annual automatic increase to the shares reserved for issuance in an amount equal to 5% of the total number of shares outstanding on December 31st of the preceding calendar year or a lesser number as determined by our Board of Directors continuing through 2024. Pursuant to the automatic annual increase, 3,324,803 additional shares were reserved under the 2014 Plan on January 1, 2021. The ESPP also provides for an automatic increase to the shares reserved for issuance, continuing through January 1, 2024, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year; (ii) 1,000,000 shares of common stock (subject to adjustment to reflect any split or combination of our common stock); or (iii) such lesser number as determined by our Board of Directors. Pursuant to the automatic annual increase, 664,960 additional shares were reserved under the ESPP on January 1, 2021.
(4)Represents assumed unvested stock options in connection with the acquisition of Inference Solutions Inc.
TRANSACTIONS WITH RELATED PERSONS
Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2020 (and there are no currently proposed transactions) in which:
• we have been or are to be a participant;
• the amount involved exceeds $120,000; and
• any of our directors, executive officers or holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
Pursuant to our Audit Committee Charter and our Related Party Transactions Policy, our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock or any of their immediate family members, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has more than a 5% beneficial ownership interest, in each case since the beginning of the most recently completed fiscal year. Our Related Party Transactions Policy provides that all potential “related party transactions” must be submitted to our Chief Financial Officer or our General Counsel for initial review and, if reasonably likely to constitute a related party transaction, such transaction shall be submitted to our Audit Committee for review and approval or disapproval. The decision of the Audit Committee with respect to a related party transaction is then reported to the Board of Directors.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
A number of brokers with account holders who are Five9, Inc. stockholders will be “householding” our proxy materials. A single Notice, set of proxy materials and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583, Attention: Secretary, or call 925-201-2000 ext. 5959. The Company undertakes to deliver promptly to a stockholder upon such written or oral request a separate Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

AVAILABILITY OF FORM 10-K

Our Annual Report on Form 10-K is available online at www.five9.com in the Investor Relations section. We will provide to any stockholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC. Such requests should be addressed to Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583, Attention: Secretary.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Rowan Trollope
Chief Executive Officer, Director

San Ramon, California
March 29, 2021

VOTE BY INTERNET Before the Annual Meeting - www.proxvvote.com
FIVE9, INC. 3001 Bishop Drive Suite 350 San Ramon, CA 94583
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting – www.virtualshareholdermeeting.com/FIVN2021

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E65718-P21835	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

FIVE9, INC.

The Board of Directors recommends you vote FOR all the listed nominees:
1. Election of the three (3) members of the Board of Directors identified in Proposal No. 1 to serve as Class I directors until the Company’s 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Nominees:
01) Michael Burdiek
02) David DeWalt
03) Susan Barsamian
	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:					For	Against	Abstain

2. To approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement.					☐	☐	☐
					For	Against	Abstain
3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.					☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E65719-P21835

FIVE9, INC.
Annual Meeting of Stockholders
May 12, 2021 8:30 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rowan Trollope and Barry Zwarenstein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIVE9, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, PDT on May 12, 2021, virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side